Exhibit 99.1

news release

FOR RELEASE:
February 1, 2007

NASDAQ: SNIC

Sonic Announces Voluntary Review of Stock Option Accounting

Novato, California (February 1, 2007) Sonic Solutions® (NASDAQ: SNIC), the world leader in digital media software, announced today that it has commenced a voluntary review of its historical and current stock option grant practices and related accounting. The review was initiated by management and is being conducted by the audit committee of the board of directors, comprised solely of independent directors, with the assistance of independent legal counsel. The audit committee and Company management have been discussing this ongoing review with the Company’s independent auditors and have voluntarily informed the Securities and Exchange Commission of the review.

Based on the review to date, the audit committee and Company management have preliminarily concluded that, under applicable accounting guidance, the Company lacks sufficient documentation for certain historical option grants and that the measurement dates associated with these option grants may need to be adjusted. Based also on this review, the Company believes that its current options granting practices are generally acceptable and meet relevant standards for properly documenting grant dates.

The audit committee continues to analyze the impact of this issue, but believes it will result in significant non-cash charges. These charges will principally affect prior fiscal years, and the Company believes that the accounting adjustments will not have any impact on previously reported cash positions or revenues. The Company has not yet determined the amount or materiality of any such non-cash charges, any resulting cash charges associated with tax issues, or accounting or other consequences. Although the timeframe for completing the review is uncertain, the Company continues to be focused on completing this review in a timely manner. Based on the preliminary conclusions of the review, the audit committee and management believe that the Company will need to restate its previously issued financial statements in order to record additional non-cash charges for stock-based compensation expense. However, given that the audit committee review is still ongoing, the audit committee has not yet determined which years or periods will need to be restated.

Accordingly, the audit committee, after consultation with management and the Company’s board of directors, determined that the Company’s annual and interim financial statements should no longer be relied upon. Given these circumstances, the Company expects that it will not be in a position to file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 in a timely manner. The Company plans to become current in its periodic reports required under the Securities Exchange Act of 1934, as amended, as soon as practicable following the completion of the audit committee’s review and any required restatement of the Company’s financial statements.

About Sonic Solutions

Sonic Solutions (NASDAQ:SNIC - News; http://www.sonic.com) is the leader in digital media software, providing a broad range of interoperable, platform-independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic's products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio®-branded CD and DVD creation, playback and backup solutions that have become the premier choice for consumers, prosumers and business users worldwide.

Sonic Solutions  •  101 Rowland Way  •  Novato, CA 94945  •  tel: 415.893.8000  •  fax: 415.893.8008  •  email: info@sonic.com

Sonic Announces Voluntary Review of Stock Option Accounting

Sonic products are globally available from major retailers as well as online at Sonic.com and Roxio.com, and are bundled with PCs, after-market drives and consumer electronic devices. Sonic's digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic Solutions is headquartered in Marin County, California.

Sonic, the Sonic logo, Sonic Solutions, and Roxio are trademarks or registered trademarks of Sonic Solutions in the U.S. and/or other countries. All other company or product names are trademarks or registered trademarks of their respective owners and, in some cases, are used by Sonic under license.

Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations. Such forward-looking statements include views regarding the status and preliminary conclusions of the Company’s review of its historical and current stock option grant practices and related accounting, the expected impact and consequences of this review, including the expected restatement of the Company’s historical financial statements, and the time for completing the process. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the timing, final results and final conclusions of the audit committee’s review concerning matters related to the Company’s stock option grants, including but not limited to, the accuracy of the stated dates of option grants and whether all proper procedures were followed; the impact of any restatement of financial statements, including but not limited to the determination, as a result of the re-auditing of certain prior period financials statements, of additional restatement items beyond the restatement of non-cash stock-based compensation items, the impact of which may be material, or the effects of other actions that may be taken or required as a result of such review; tax issues or liabilities that relate to adjustments to the measurement dates associated with Company stock options; effects relating to the Company’s inability to timely file reports with the Securities and Exchange Commission; changes to the anticipated scope of the issues beyond the timing and accuracy of measurement dates for option awards to issues that the Company does not currently realize exist; risks of litigation or governmental investigations or proceedings arising out of or related to the Company’s stock option grant practices or any restatement of its financial statements; and effects on the Company’s ability to meet NASDAQ listing requirements. This press release should be read in conjunction with Sonic's most recent annual report on Form 10-K and Form 10-K/A and Sonic’s other reports on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results. The Company does not undertake to update any forward-looking statements.

For More Information, Contact:
Sonic Solutions
A. Clay Leighton, Chief Financial Officer
Phone: 415.893.8000 Fax: 415.893.8008
Email: clay_leighton@sonic.com